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                                                                    Exhibit 4.10

                            STOCK PURCHASE AGREEMENT

                  This Stock Purchase Agreement (this "Agreement") is entered into as of the _____ day of May, 1996, by and among N2K Inc., a Pennsylvania corporation with its principal place of business at 55 Broad Street, New York, New York 10004 (the "Company") and the persons listed on the Schedule of Purchasers attached hereto ("Purchasers").

         In consideration of the mutual representations, warranties, covenants and conditions set forth in this Agreement, the parties agree as follows.

1.       PURCHASE, SALE AND ISSUANCE OF PREFERRED SHARES.

         (a) PURCHASE OF PREFERRED SHARES. Subject to the terms and conditions of this Agreement, each Purchaser shall purchase at the Closing and the Company shall sell and issue to each Purchaser, severally and not jointly, at the Closing, the number of shares of the Company's Series F Convertible Preferred Stock (the "Preferred Shares") as is set forth opposite such Purchaser's name on the Schedule of Purchasers.

         (b) PURCHASE PRICE. The purchase price shall be $3.00 per Preferred Share.

         (c) CLOSING. The purchase and sale shall take place at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019 at such time, date or place as the Company and Allen & Company Incorporated ("Allen"), the Placement Agent in connection with the offering of the Preferred Shares to be issued hereunder, shall mutually agree (which time, date and place are referred to in this Agreement as the "Closing"), but in no event later than May 31, 1996. At the Closing the Company shall deliver to each Purchaser a stock certificate or certificates, registered in the name of such Purchaser, representing the Preferred Shares that such Purchaser is purchasing against delivery to the Company by such Purchaser of immediately available funds.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Purchaser that the following are true in all material respects:

         (a) CORPORATE RECORDS. The Company has previously made available to the Purchasers and their representatives, if any, the Company's complete corporate minute and stock books,
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including all formal corporate actions of the Company's Board of Directors and shareholders, whether by meeting or written consents in lieu of a meeting. Such records are true and correct and remain in full force and effect except as provided therein to the contrary.

         (b) ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its activities or the ownership of its properties makes such qualification necessary. True and accurate copies of the Company's Articles of Incorporation as amended and By-laws, as presently in effect, have been delivered to the Purchasers.

         (c)   CAPITALIZATION.

                  (i) AUTHORIZED CAPITAL. Following filing of the Statement with Respect to Shares contemplated by Section 7(a) below (the "Statement") which is attached hereto as Exhibit A, and immediately preceding the Closing, the authorized capital stock of the Company will consist of:

                        (A) 500,000 shares of Series A Preferred Stock of which 488,838 shares shall have been issued.

                        (B) 625,000 shares of Series B Preferred Stock, all of which shall have been issued.

                        (C) 2,857,143 shares of Series C Preferred Stock, of which 2,142,857 shares shall have been issued.

                        (D) 1,000,000 shares of Series D Convertible Preferred Stock of which 800,000 shares shall have been issued.

                        (E) 6,013,060 shares of Series E Convertible Preferred Stock, 6,007,060 of which shall have been issued.

                        (F) 6,000,000 shares of Series F Convertible Preferred Stock, none of which have been issued.

                        (G)    3,004,834 shares of Undesignated Preferred Stock.

                        (H) 100,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock") of which 11,659,644 shares shall have been validly issued and outstanding fully paid and nonassessable, 6,685,000 shares reserved for issuance


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upon exercise of options under the Company's Incentive Stock Option Plan and
1996 Employee Stock Option Plan, 454,563 shares reserved for issuance upon exercise of other options and warrants, 685,032 shares reserved for issuance upon conversion of the Company's Series A Preferred Stock (which number will increase to 685,800 shares by reason of the transaction contemplated hereby), 714,286 shares reserved for issuance upon conversion of the Company's Series B Preferred Stock, 2,400,000 shares reserved for issuance upon conversion of the Company's Series C Preferred Stock, 2,461,539 shares reserved for issuance upon conversion of the Company's Series D Convertible Preferred Stock, 6,007,060 shares reserved for issuance upon conversion of the Company's Series E Convertible Preferred Stock and up to 6,000,000 shares of Common Stock reserved for issuance upon conversion of the Company's Series F Convertible Preferred Stock.

         The rights, privileges and preferences of the Preferred Shares will be as stated in the Statement.

                  (i) RESERVATION OF SHARES. The Company has reserved shares of Common Stock for issuance upon conversion of the Preferred Shares as set forth in Section 2(c)(i)(H). There are no other options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase or receive any of the capital stock of the Company, except as set forth in
Section 2(c)(i) or in the disclosure materials delivered to the Purchasers.

                 (ii) COMPLIANCE WITH SECURITIES LAWS. All shares heretofore issued by the Company have been issued in compliance with all applicable federal and state securities laws.

         (d) SUBSIDIARIES. The Company owns 100% of the outstanding capital stock of TSI Licensing, Inc. and has no other equity ownership interest in any other entity.

         (e) AUTHORIZATION. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement, and for the authorization, issuance and delivery of the Preferred Shares (and the Common Stock issuable upon conversion of all Preferred Shares) has been taken prior to the Closing. This Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

         (f)   VALIDITY - STOCK.   The Preferred Shares, when issued, sold and
delivered in accordance with the terms of this Agreement, shall be duly and validly issued, fully paid

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and nonassessable. The Common Stock issuable upon conversion of the Preferred
Shares has been duly and validly reserved and, upon issuance in accordance with the conversion provisions of the Preferred Shares shall be duly and validly issued, fully paid and nonassessable.

         (g)   FINANCIAL STATEMENTS.

                  (i) STATEMENTS PROVIDED. The Company's audited consolidated balance sheet as of December 31, 1995 (the "Year-end Balance Sheet") and consolidated statements of operations for the fiscal year then ended, together with its consolidated balance sheet as of March 31, 1996 (the "Interim Balance Sheet") and the unaudited consolidated statement of operations for the three months then ended (collectively, the "Financial Statements") are attached hereto as Exhibit B. The Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied, except (in the case of unaudited statements) for the absence of footnote disclosures, and fairly present the financial position of the Company as of the dates and the results of its operations for the periods, indicated.

                 (ii) LIABILITIES. Except as fully provided for and reflected in the Financial Statements, the Company has no liabilities, secured or unsecured, absolute or contingent, except those arising in the normal course of business since the date of the Financial Statements, none of which are unusual in type, scope or amount.

                (iii) ENCUMBRANCES. The accounts and notes receivable reflected on the Interim Balance Sheet are free and clear of any claim, security interest, pledge or lien or encumbrance of any kind or nature whatsoever, and have been collected or are fully collectable in substantially the amounts set forth in the Interim Balance Sheet, without setoff, third party collection efforts or suit (but net of reserves for doubtful accounts, if any, set forth in the Interim Balance Sheet), and the subsequently created accounts and notes receivable of the Company from April 1, 1996 to the Closing Date will be free and clear of any claim, pledge, security interest or lien or encumbrance of any kind or nature whatsoever, and will be good and fully collectible in the normal course of business in substantially the amounts thereof without setoff, third party collection efforts or suit (but net of reserves for doubtful accounts, if any, set forth in the Interim Balance Sheet).

         (h) CHANGES. Since the date of the Interim Balance Sheet, there have not been any material changes in the Company's business, financial condition or assets.


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         (i)   TITLE TO PROPERTY AND ASSETS, LIABILITIES.  Except (a) as
reflected in its Financial Statements or in the notes thereto, (b) for liens for current taxes not yet delinquent, (c) for liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, or (d) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation, the Company owns its property and other assets free and clear of all mortgages, liens, loans, claims, charges and encumbrances of any kind. With respect to the property and other assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims, charges and encumbrances, subject to clauses (b)-(d) above.

         (j) GOVERNMENTAL CONSENTS. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated by this Agreement have been obtained, except any applicable notices of sale required to be filed after Closing with the Securities and Exchange Commission pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act").

         (k) COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of any provisions of its Articles of Incorporation or By-laws as amended and in effect on and as of the Closing or of any provision of any mortgage, indenture, agreement, instrument or contract to which it is a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company. The execution, delivery and performance of this Agreement will not result in any such violation, or be in conflict with or constitute a default under any such provision, or result in the creation or imposition of any lien pursuant to any such provision.

         (l) GOVERNMENTAL PERMITS. The Company has all federal, state, municipal and foreign licenses and permits required in the conduct of its business, and such licenses and permits are in full force and effect.

         (m) ENVIRONMENTAL MATTERS. The Company does not discharge or handle, nor is the Company aware of the storage or other presence on any of the property currently or previously leased by the Company of, any hazardous substances (as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended).

         (n) MISLEADING STATEMENTS. Neither the Confidential Private Offering Memorandum dated May 7, 1996 (as amended on


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or before the date hereof), nor any representation or warranty made by the
Company in this Agreement or in any Schedule or Exhibit hereto, any written statement or certificate furnished or to be furnished to Purchasers pursuant to this Agreement or in connection with the actions contemplated by this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements made not misleading. There is no fact which the Company has not disclosed to the Purchasers in writing and of which the Company is aware which materially and adversely affects or could materially and adversely affect the business prospects, financial condition, operations, property or affairs of the Company.

         (o) LITIGATION. Other than as set forth on Schedule 2(o) hereto, there is no action, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its employees before any court or administrative agency (or any basis therefor known to the Company) that might result, either individually or in the aggregate, in any material adverse change in the business, condition, affairs, operations, properties or assets of the Company, or in any material liability on the part of the Company. The foregoing includes, without limiting its generality, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers.

         (p) INTELLECTUAL PROPERTY. Attached hereto as Schedule 2(p), and made part hereof, is a true and correct schedule which describes all of the patents, patent disclosures docketed, inventions, improvements, trademarks, trademark applications, trade names, copyright registrations or applications therefor and proprietary computer software or similar property owned by the Company, and all licenses, franchises, permits, authorizations, agreements and arrangements that concern any of the foregoing or that concern like items owned by others and used by the Company. Except as indicated on such Schedule,

                  (i) All patents owned by the Company are free and clear of all mortgages, liens, charges or encumbrances whatsoever. No licenses have been granted with respect to such patents and the Company has not received notice of any claims by a third party suggesting that its practice of the inventions covered by such patents, or any other inventions practiced by the Company would infringe the patent rights of any third party that might result, individually or in the aggregate, in any material change in the business, condition, affairs, operations, properties or assets of the Company.


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                 (ii)   The copyright registrations shown on such schedule are
owned by the Company free and clear of all mortgages, liens, charges or encumbrances whatsoever. Except for licenses granted to end users in accordance with the Company's standard terms, no licenses have been granted with respect to any of the Company's copyrighted material and the Company has not received notice of any claims by a third party suggesting that any of its activities in the conduct of its business as presently conducted infringe the copyrights of any third party. The Company has affixed appropriate copyright notices to all computer programs developed by it.

                (iii) The trademark registrations owned by the Company (or its Subsidiary) are owned free and clear of all mortgages, liens, charges or encumbrances whatsoever. No licenses have been granted with respect to any of the Company's trademarks and the Company has not received notice of any claims by a third party suggesting that any of its activities in the conduct of its business as presently conducted infringe the trademarks, trade names or trade dress of any third party.

                 (iv) All technical information in possession of the Company relating to the design or manufacture of products sold, and services performed, by it, including without limitation methods of manufacture, lab journals, manufacturing, engineering and other drawings, design and engineering specifications and similar items recording or evidencing such information is owned by the Company free and clear of all mortgages, liens, charges or encumbrances whatsoever. The Company has no obligation to pay any royalty to any third party with respect to such information. The Company has not granted any license or other permission with respect to the use of such information and has not received notice of any claims by a third party suggesting that the Company's use of such information would infringe the rights of any third party. All technical information developed by or belonging to the Company which has not been patented but would be legally protectible if held in confidence has been kept confidential.

                  (v) The Company has not granted or assigned to any other person or entity any license or right to manufacture, have manufactured, process or have processed or sell the products or services, or proposed products or services, of the Company, other than duly authorized Company representatives and distributors. All subcontractors have assigned to the Company, in writing, all right, title and interest in and to the work that they performed for the Company.

         (q) TAXES. The Company has accurately prepared and properly filed all United States income tax returns and all


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state and municipal tax returns that are required to be filed by it and has timely paid or made provision for the payment of all taxes, penalties and interest that have become due pursuant to such returns. To the best knowledge of the Company, all such returns are true, correct and complete in all material respects. The United States income tax returns of the Company have not been audited by the Internal Revenue Service. No state or municipal tax return of the Company has been audited by such state or municipal authority. No deficiency assessment or proposed adjustment of the Company's United States income tax or state or municipal taxes is pending and the Company has no knowledge of any proposed liability for any tax to be imposed upon its properties or assets for which there is not an adequate reserve reflected in the Financial Statements. The Company is not delinquent in the payment of any federal, state or municipal taxes, and has not requested an extension of time within which to file any tax return.

         (r) EMPLOYMENT AGREEMENTS AND PLANS. Except as set forth on Schedule 2(r) attached hereto, the Company does not have any employment contracts with any of its employees not terminable at will. The Company is not delinquent in payments to any of its employees for wages, salaries, commissions, bonuses or other direct or indirect compensation. True and complete copies of any employment contract or arrangement or letter pertaining to the terms of employment of any officer or employee of the Company have been supplied to special counsel for Purchasers. Except as set forth in Schedule 2(r), the Company is not now, nor has it been, a party to or obligated to contribute to any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (an "Employee Benefit Plan"), guaranteed annual income plan, fund or arrangement, or any incentive, bonus, profit-sharing deferred compensation, stock option or purchase plan or agreement or arrangement, or any employment or consulting agreement or any other agreement, plan or arrangement similar to or in the nature of the foregoing.

         (s) LABOR MATTERS. The Company is not a party to any collective bargaining agreement, oral or written. Neither the Company nor any of its agents, representatives or employees has committed any unfair labor practice as defined in the National Labor Relations Act of 1947, as amended, or in any applicable state labor relations act, and there is not now pending or threatened any charge or complaint against the Company by the National Labor Relations Board or any state labor relations board or commissioner or any representative thereof.

         (t) INDEPENDENT CONTRACTORS AND CONSULTANTS. The Company does not have any agreements or arrangements with


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persons titled as independent contractors or consultants, as a result of which, by virtue of the control exercised by the Company, the type of work performed by the persons or any other circumstances, such persons could reasonably be deemed to be employees of the Company, except for certain individuals who are covered by an employee leasing arrangement, and for whom taxes are being properly withheld by the lessor.

         (u) INSURANCE. The Company has fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed, and to cover all other risks of loss or liability customarily insured against and in benefit amounts customarily obtained by companies similarly situated.

         (v) REGISTRATION RIGHTS. Except as provided for in this Agreement, that certain Registration Rights Agreement dated February 13, 1996, and for registration rights of the outstanding Series A, Series B, Series C, Series D and Series E, the Company is not under any obligation to register under the 1933 Act, any of its presently outstanding securities or any securities into which such securities may be converted.

         (w) PHYSICAL CONDITION OF OPERATING ASSETS. All of the owned and leased real estate of the Company and the structures erected thereon and all of the owned and leased tangible personal property of the Company are in good repair and condition and are suitable and sufficient for the conduct of the present business of the Company.

         (x) PRODUCT AND SERVICE WARRANTIES. The Company is not aware of any pending or threatened product or service warranty claims or any basis upon which product or service warranty claims could be based. There are no known design or other defects which could give rise to future product or service warranty claims.

         (y) CUSTOMERS. The Company has a good and ongoing relationship with each of its customers, and has no reason to believe that there will be any adverse change in any such relationship.

         (z) RELATED PARTY TRANSACTIONS. No current or proposed director, officer, stockholder or associate (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of the Company is currently or has during the three years prior to execution of this Agreement, directly or indirectly through his or its affiliation with any other person or entity, been a party to any transaction with the Company for the providing of services by or to the Company, the rental of real or personal property


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from or to the Company or otherwise requiring payments to be made by or to the
Company.

         (aa) NONDISCLOSURE, NONCOMPETE AND INVENTION ASSIGNMENTS. The Company has caused each officer, key employee and consultant of the Company to enter into an agreement with the Company relating to the assignment of inventions and nondisclosure of confidential information, and copies of such assignments and agreements (or a representative sample thereof) have been supplied to special counsel for the Purchasers.

         (bb) NO RESTRICTIONS. The Company in not a party to or bound by any exclusive sales or purchase agreements or arrangements, nor is it otherwise restricted, contractually or otherwise, from conducting its operations in any jurisdiction.

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Each of the Purchasers, severally and not jointly, represents and warrants as follows:

         (a) BINDING EFFECT. This Agreement has been duly authorized and executed and is a valid and legally binding obligation of such Purchaser enforceable in accordance with its terms.

         (b) PARTNERSHIP MATTERS. In the case of each Purchaser which is a partnership:

                  (i) The investment contemplated hereby is an authorized investment under such Purchaser's partnership agreement.

                 (ii) The individual executing this agreement on behalf of such Purchaser is a general partner therein, authorized to bind the partnership by his signature hereto.

4. FEDERAL AND OTHER SECURITIES LAWS. Each of the Purchasers, severally and not jointly, represents and warrants as follows:

         (a) KNOWLEDGE OF UNREGISTERED STATUS. He or it understands that the Preferred Shares are not, and any shares of Common Stock issued on the conversion thereof ("Conversion Shares") at the time of issuance may not be, registered under the 1933 Act in reliance on an exemption from registration under the 1933 Act pursuant to Section 4(2) thereof for the sale contemplated by this Agreement and the issuance of securities hereunder, and that the Company's reliance on such exemption is predicated, in part, on the Purchasers' representations set forth herein.


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         (b)   INVESTMENT EXPERIENCE; RISK.  He or it is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment, and has the ability to bear the economic risks of the investment indefinitely and could afford a complete loss of such investment.

         (c) LIMITS IMPOSED BY LAW UPON TRANSFER. He or it understands that the Preferred Shares and Conversion Shares issued on conversion thereof may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Preferred Shares or Conversion Shares issued on conversion thereof or an available exemption from registration under the 1933 Act, the Preferred Shares or Conversion Shares issued on conversion thereof must be held indefinitely.

         (d) ACCREDITED INVESTOR. He or it is an Accredited Investor, as defined in Rule 501 of Regulation D promulgated under the 1933 Act.

         (e) ACQUISITION FOR INVESTMENT. He or it is acquiring Preferred Shares hereunder for investment for his or its own account, and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof except in a manner consistent with applicable securities laws, and that it has no present intention of selling, granting any participation in, or otherwise distributing the same except at such time or in such manner as is in compliance with applicable securities laws.

         (f) PROVISION OF INFORMATION. James Coane and Bruce Johnson, on behalf of the Company, have afforded him or it and his or its professional advisors and his or its Purchaser Representative (if any), full and complete access to all information with respect to the Company, its management and/or the Company's proposed operations that he or it and such advisors and/or Purchaser Representative (if any) have deemed necessary and material for an evaluation of the merits and risks for him of making an investment in the Preferred Shares. He or it, such advisors and/or Purchaser Representative (if any), have had adequate opportunity to ask questions of, and receive answers from, persons acting on behalf of the Company regarding the terms and conditions of the Offering and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information provided to him or his advisors. All such questions have been answered to the full satisfaction of the Purchasers and their professional advisors and/or Purchaser Representatives (if any).


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         (g)   INDIVIDUAL MATTERS.  In the case of those Purchasers who are individuals, each of the Purchasers, severally and not jointly, represents and warrants as follows:

                  (i) The Preferred Shares being acquired by him pursuant to this Agreement are being acquired by such party for investment purposes only, for such party's own account and not with a view to the offer, sale or distribution thereof.

                 (ii) He has such knowledge and experience in financial and business matters and, in particular, concerning investments, as is necessary to enable him, alone or together with his advisors and/or Purchaser Representative (as defined in Rule 501 of Regulation D under the 1933 Act), if any, to evaluate the merits and risks of making an investment in the Preferred Shares.

                (iii) He and/or his Purchaser Representative, if any, has received, has read and understands this Agreement, and the documents, Financial Statements and other material relating to the Company provided herewith. He and/or his Purchaser Representative, if any, is familiar with and understands the business and operations of the Company.

                (iv) In evaluating the merits and risks of making an investment in the Preferred Shares hereunder, he has relied on the advice of his own personal legal, financial, tax and accounting advisors and/or Purchaser Representative (if any).

                  (v) The address set forth below in the Schedule of Purchasers, is his true residence, and he has no present intention of becoming a resident of any other state or jurisdiction.

                 (vi) He understands that there are substantial risks pertaining to the making of an investment in the Preferred Shares hereunder, including but not limited to risks resulting from the fact that the Company: is a small company in an emerging technology market; does business in foreign markets; and is thinly capitalized and has a history of operating losses. The likelihood of the Company's success must be considered in light of the problems, expenses, difficulties and delays frequently encountered in connection with the development of new technology, marketing that technology and the above-mentioned risk factors and the competitive environment in which the Company operates. No assurance can be given that the proceeds of the sale of Preferred Shares to the Purchasers will be sufficient for the Company's purposes. Furthermore, there can be no assurance that the Company will become profitable. He is fully able to bear the economic risk of an investment in the Preferred Shares for an indefinite period of time and could afford a complete loss of such investment.


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                (vii)   He is advised that there will be no public market for
the Preferred Shares or Common Stock. He has no need for liquidity in the Preferred Shares and is able to bear the risk of making an investment in the Preferred Shares for an indefinite period. His present financial condition is such that he is under no present or contemplated future need to dispose of any portion of the Preferred Shares to satisfy any existing or contemplated undertaking, need or indebtedness. His overall commitment to investments which are not readily marketable is not disproportionate to his net worth and the making of an investment in the Preferred Shares will not cause such overall commitment to become excessive.

5. CONDITIONS TO PURCHASERS' OBLIGATIONS AT CLOSING. The several obligations of the Purchasers under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the conditions contained in this Section 5, any of which may be waived by the subscribers for at least seventy-five percent (75%) of the Preferred Shares to be issued hereunder:

         (a) REPRESENTATIONS AND WARRANTIES TRUE ON CLOSING. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing (except to the extent that they expressly relate to an earlier date).

         (b) PERFORMANCE. The Company shall have performed and complied with all agreements, conditions and covenants contained in this Agreement required to be performed or complied with by it on or before the Closing.

         (c) QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Preferred Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

         (d) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance satisfactory to Purchasers and their special counsel and Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         (e) FILING OF STATEMENT. The Statement shall have been filed with the Secretary of State of the Commonwealth of Pennsylvania, and Purchasers shall have received satisfactory evidence thereof.

         (f) OPINION OF COUNSEL. Purchaser shall have received from counsel to the Company an opinion dated as of the Closing, substantially in the form attached as Exhibit C.

6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Purchaser under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived by the Company:

         (a) REPRESENTATIONS AND WARRANTIES TRUE ON CLOSING. The representations and warranties of such Purchasers contained in Sections 3 and 4 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing.

         (b) QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Preferred Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

         (c) PAYMENT FOR PREFERRED SHARES. The Company shall have received payment for the Preferred Shares to be purchased hereunder.

7.       COVENANTS OF THE COMPANY.

         (a) DESIGNATION OF PREFERRED SHARES. As soon as practicable after the execution of this Agreement, the Company shall adopt and file and keep in force with the Secretary of State of the Commonwealth of Pennsylvania the Statement, attached to this Agreement as Exhibit A, designating the Preferred Shares.

         (b) ANNUAL AND QUARTERLY FINANCIAL STATEMENTS. The Company shall maintain a standard system of accounting in accordance with generally accepted accounting principles applied on a consistent basis and shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions. Until such time as the Company is required to file reports under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company shall deliver to Purchasers:

                  (i) ANNUAL AUDITED FINANCIAL STATEMENTS. As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company, a profit or loss statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a statement of cash flows for such year, certified, without qualification as to scope of the examination, by independent public accountants of recognized national standing selected by the Company; and

                 (ii) QUARTERLY FINANCIAL STATEMENTS. Within forty-five (45) days after the end of each of the first three (3) quarters of the fiscal year an unaudited statement of income for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, setting forth in comparative form the figures for the corresponding periods of the previous fiscal year.

         (c) BUSINESS PLAN AND PROJECTIONS. As soon as available, but in any event within forty-five (45) days after commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year.

         (d)   ADDITIONAL INFORMATION.

                  (i) Upon the written request of any Purchaser, the Company shall also furnish to a representative designated by a majority of the Purchasers, with reasonable promptness, such other information relating to the financial affairs of the Company as is furnished or made available (or not so furnished or made available but required by law to be furnished or made available) to directors of the Company.

                 (ii) The representative so designated shall have the same obligations with respect to protection and nondisclosure (other than to the Purchaser) of any information so furnished as a director of the Company would have with respect to such information.

         (e) NONDISCLOSURE AND INVENTION ASSIGNMENTS. The Company will continue to cause each officer, key employee and consultant of the Company to enter into an agreement with the Company relating to the assignment of inventions and nondisclosure of confidential information, in substantially the form previously utilized by the Company.

         (f) USE OF PROCEEDS. The proceeds from the sale of Preferred Shares shall be used for working capital and capital expenditures.

         (g) TAXES. The Company will promptly pay and discharge or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and provided further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of the Company.

         (h) MAINTENANCE OF PROPERTIES. The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; the Company will at all times comply with the provisions of all material leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder.

         (i) INSURANCE. The Company will keep its assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and explosion insurance in amounts customary for companies in similar businesses similarly situated; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

         (j) GOVERNMENTAL REQUIREMENTS. The Company will duly observe and conform to all valid requirements of governmental authorities relating to the conduct of its businesses or to its property or assets.

         (k) CORPORATE EXISTENCE, LICENSES, ETC. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned by it and deemed by the Company to be significant to the conduct of its business.

         (l) REQUIRED FILINGS. The Company will cooperate in filing any notices of sale required to be filed with the Securities and Exchange Commission pursuant to Regulation D promulgated under the 1933 Act or any state securities law authority pursuant to applicable blue sky laws.

         (m) DIRECTOR NOMINEE. At all times prior to the completion of an initial public offering of its shares, the Company covenants to take all actions reasonably necessary to appoint a nominee of the Preferred Shares to the Company's Board of Directors and to nominate such designee for election by shareholders of the Company.

         (n) TERMINATION OF COVENANTS. The covenants set forth in this Section 7 shall terminate and be of no further force or effect after the date of the closing of the Company's first public offering of its securities resulting in proceeds to the Company of not less than $5,000,000.

8.       REGISTRATION RIGHTS.

         (A) DEFINITIONS. As used in this Section 8, the following terms shall have the following respective meanings:

                  (i) "Commission" shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

                 (ii) "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

                (iii) "Restricted Securities" shall mean the Preferred Shares, the Common Stock issuable upon conversion thereof and any shares of capital stock received in respect of any thereof, evidenced by certificates bearing the restrictive legend set forth in Section 8(b); provided, however, any securities shall cease to be considered Restricted Securities for the purposes of this
Section 8 at such time that the holder thereof may sell or dispose of all such securities held by such holder without limitation, without the need for registration under the Securities Act.

                 (iv)   "Restricted Shares" shall mean the Preferred

Shares constituting Restricted Securities.

                  (v) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 (vi) "Transfer" shall include any disposition of any shares of Restricted Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

         (b) RESTRICTIVE LEGENDS. Each certificate for the Restricted Securities and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with legends in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES ACTS OF ANY STATE HEREOF. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE UNITED STATES OR TO A UNITED STATES CITIZEN IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO N2K INC. AND IN ACCEPTABLE FORM AND SUBSTANCE THAT AN EXEMPTION THEREFROM IS AVAILABLE UNDER SAID ACTS.

         (c) NOTICE OF TRANSFER. The holder of any Restricted Securities, by acceptance thereof, agrees, prior to any transfer of any Restricted Securities, to give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with the provisions of this Section 8(c). Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by (a) the written opinion, addressed to the Company, of counsel reasonably acceptable to the Company for the holder of Restricted Securities, as to whether in the opinion of such counsel such proposed transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act and state securities acts and, if not, a description of the exemptions available, and (b) in the case of Restricted Shares, if in the opinion of such counsel such registration is required, a written request addressed to the Company by the holder of Restricted Securities, describing in detail the proposed method of disposition and requesting the Company to effect the registration of such Restricted Shares pursuant to the terms and provisions of Section 8(d), 8(e) or 8(f) hereof, as the case may be. If in the opinion of such counsel the proposed transfer of Restricted Securities may be effected without registration under the Securities Act and state securities acts, the holder of Restricted Securities shall thereupon be entitled to transfer Restricted Securities in accordance with the terms of the notice delivered by it to the Company. Each certificate or other instrument evidencing the securities issued upon the transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such securities) shall bear the legends set forth in
Section 8(b) unless (a) in the opinion of such counsel registration of future transfer is not required by the applicable provisions of the Securities Act and state securities acts or (b) the Company shall have waived the requirement of such legends. Except as provided above, the holder of Restricted Securities shall not transfer such Restricted Securities until such opinion of counsel has been given to the Company (unless waived by the Company) or until registration of the Restricted Shares involved in the above-mentioned request has become effective under the Securities Act.

         (d) INCIDENTAL REGISTRATION. If the Company proposes for any reason to register any of its securities under the Securities Act (other than in an initial public offering or pursuant to a registration statement on Forms S-8 or S-4 or similar or successor forms), it shall each such time promptly give written notice to all holders of outstanding Restricted Securities of its intention to do so, and, upon the written request, given within 30 days after receipt of any such notice of the holder of any such Restricted Securities to register any Restricted Shares (which request shall specify the Restricted Shares intended to be sold or disposed of by such holders), the Company shall use its best efforts to cause all such Restricted Shares to be included in such registration under the Securities Act, all to the extent requisite to permit the sale or other disposition (in accordance with the Company's intended methods thereof, as aforesaid) by the prospective seller or sellers of the Restricted Shares so registered. In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, if the managing underwriter determines and advises in writing that the inclusion of all Restricted Shares proposed to be included in the underwritten public offering and other issued and outstanding shares of Common Stock proposed to be included therein by persons other than the holders of Restricted Securities (the "Other Shares") would interfere with the successful marketing of such securities, then (i) the number of Restricted Shares and Other Shares shall be reduced, pro rata among the holders of Other Shares and the holders of Restricted Shares (based upon the number of shares of Common Stock requested by the holders thereof to be registered in such underwritten public offering), and
(ii) in each case those shares of Common Stock which are excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines as necessary in order to effect the underwritten public offering.

         (e) REGISTRATIONS ON FORM S-2 OR S-3. At such time as the Company shall have qualified for the use of Form S-2 or S-3 (or any similar form or forms promulgated by the Commission), the holders of Restricted Securities shall have the right to request an unlimited number of registrations on Form S-2 or S-3 (which request or requests shall be in writing, shall specify the Restricted Shares intended to be sold or disposed of by the holders thereof, shall state the intended method of disposition of such Restricted Shares by the holder(s) requesting such registration and shall relate to Restricted Shares having a proposed aggregate gross offering price (before deduction of underwriting discounts and expenses of sale) of at least $500,000), and the Company shall be obligated to effect such registration or registrations on Form

S-2 or S-3 (as the case may be); provided, however, that the Company shall in no event be obligated to cause the effectiveness of more than one such registration statement in any calendar year. The Company shall not register securities for sale for its own account in any registration requested pursuant to this Section 8(e) unless requested to do so by the holders of Restricted Securities who hold at least 51% of the stock as to which registration has been requested. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or to acquire another company) to become effective less than 90 days after the effective date of any registration requested pursuant to this
Section 8(e).

         (f) DEMAND REGISTRATION. At any time prior to the time that the Company shall have qualified for the use of Form S-2 or S-3 (or any similar form or forms promulgated by the Commission) the holders of a majority in interest of the then outstanding Restricted Securities shall have the one-time right to request the Company to file a registration statement on any form which the Company is then entitled to use. Such request shall be in writing, shall specify the shares of Common Stock (into which the Preferred Stock shall have been converted) intended to be sold or disposed of by the holders thereof, shall state the intended method of disposition by the holder(s) requesting such registration and shall relate to Common Stock having a proposed aggregate gross offering price (before deduction of underwriting discounts and expenses of sale) of at least $500,000, and the Company shall be obligated to effect such registration as promptly as practical, subject in any event to all applicable securities laws and, if such registration relates to an underwriting, all requirements of the Company's investment banker; provided, however, that the Company shall not be required to file such registration statement prior to the expiration of 180 days from the effective date of the Company's registration statement covering its initial public offering.

         (g)   DESIGNATION OF UNDERWRITER.

                   (i)   In the case of any registration effected pursuant to
Section 8(e) or 8(f), a majority in interest of the requesting holders of Restricted Securities or Common Stock (in the case of a registration effected pursuant to Section 8(f)) shall have the right to designate the managing underwriter (if any) in any such underwritten offering, subject in any event to the proviso set forth in Section 8(j) hereof.

                  (ii) In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering.

         (h) GRANTING OF REGISTRATION RIGHTS. The Company shall not grant any rights to any persons to register any shares of capital stock or other securities of the Company if such rights would be superior to the rights of the holders of Restricted Securities granted pursuant to this Agreement, unless the Purchaser is given the same or comparable rights.

         (i) PREPARATION AND FILING. (A) If and whenever the Company is under an obligation pursuant to the provisions of this Section 8 to effect the registration of any Restricted Shares, the Company shall, as expeditiously as practicable:

                  (i) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective;

                 (ii) prepare and file with the Commission such amendments and supplements to such registration statements and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current for at least nine months and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Restricted Shares covered by such registration statement;

                (iii) furnish to each selling shareholder such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the public sale or other disposition of such Restricted Shares;

                 (iv) use its best efforts to register or qualify the Restricted Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as each such seller shall reasonably request (provided, however, the Company shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then qualified) and do any and all other acts or things which may be necessary or advisable to enable such seller to consummate the public sale or other disposition in such jurisdictions of such securities;

                  (v) notify each seller of Restricted Shares covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act within the appropriate period mentioned in clause (ii) of this Section 8(i), of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a Supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

               (vi) furnish, upon request, to each requesting seller a signed counterpart, addressed to the requesting seller or sellers, of (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the "comfort" letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of issuer's counsel and in "comfort" letters delivered to the underwriters in underwritten public offerings of securities.

               (B) The Company shall maintain the effectiveness of any registration statement filed pursuant to paragraphs 8(e) or 8(f) until such time that all Restricted Securities included therein are sold or no longer constitute Restricted Securities as defined in paragraph 8(a)(iii).

         (j)   EXPENSES. All expenses incurred by the Company in complying with
Section 8(i) shall be paid by the Company, including, without limitation, all registration and filing fees, printing expenses, blue sky filing fees, fees and disbursements of counsel for the Company, as well as the fees and disbursements of counsel designated for the sellers of Restricted Securities, and expenses of any required audits; provided, however, that (a) the Company shall not be obligated for payment of the fees and disbursements of more than one counsel for the holders of Restricted Securities in connection with registration under
Section 8(d), 8(e) or 8(f) hereof and (b) all underwriting discounts and selling commissions and other similar fees and costs applicable to the Restricted Shares covered by registrations effected pursuant to Section 8(d), 8(e) or 8(f) hereof shall be borne by the seller or sellers thereof, in proportion to the number of Restricted Shares sold by such seller or sellers.

         (k)   INDEMNIFICATION.

                  (i) In the event of any registration of any Restricted Shares under the Securities Act pursuant to this Section 8 or registration or qualification of any Restricted Shares pursuant to Section 8(i)(iv), the Company shall indemnify and hold harmless the seller of such shares, or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document prepared and/or furnished by the Company incident to the registration or qualification of any Restricted Shares pursuant to Section 8(i)(iv), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws, and shall reimburse such seller, underwriter or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said prospectus or said amendment or supplement or any document incident to the registration or qualification of any Restricted Shares pursuant to Section 8(i)(iv), in reliance upon and in conformity with written information furnished to the Company by such seller or such seller's agent or representative specifically for use in the preparation thereof.

                 (ii) Before Restricted Shares held by any prospective seller shall be included in any registration pursuant to Section 8, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 8(k) or, if different, in the manner and to the extent as is in accordance with standard industry practice at the time of the proposed sale) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, and any person who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such seller or such seller's agent or representative specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided, however, that the amount of each such seller's indemnification obligation shall be limited to the net proceeds received by such seller from the sale of such seller's Restricted Shares pursuant to the registration statement.

                (iii) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 8(k), such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 8(k), the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 8(k).

                 (iv) The failure to notify an indemnifying party promptly of the commencement of any such action, if materially prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph, but the omission so to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 8.

                  (v) The indemnifying party shall not make any settlement of any claims indemnified against hereunder without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld.

         (l) CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or a seller on grounds of public policy or otherwise, the Company and each seller shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) to which the Company and each seller or underwriter (and any person who controls any of the foregoing persons, and any person acting on behalf of any of the foregoing persons in connection with such registration), including, without limitation, any officer, director, broker, employee, agent, attorney and accountant, and in the case of a partnership, each of its partners), as the case may be, in such proportion as is appropriate to reflect the relative fault of the Company and such seller or underwriter (and any person who controls any of the foregoing persons, and any person acting on behalf of any of the foregoing in connection with such registration, including, without limitation, any officer, director, broker, employee, agent, attorney or accountant, and in the case of a partnership, each of its partners), as the case may be, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as all other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided further, that in the case of each seller, the maximum amount of such contribution shall be limited to an amount equal to the net proceeds actually received by such seller from the sale of Restricted Shares effected pursuant to such registration. Any party entitled to contribution under this paragraph shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph.

         (m) REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the holders of the Restricted Securities the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

                  (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to ninety
(90) days after the effective date of the first registration statement covering an underwritten public offering filed by the Company;

                 (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the 1934 Act; and

                (iii) furnish to any holder of Restricted Securities so long as such holder owns any of the Restricted Securities forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Company), and of the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such holder of any rule or regulation of the Commission permitting the selling of any such securities without registration.

         (n) TRANSFER OF REGISTRATION RIGHTS. The registration rights of a Purchaser under Sections 8(d), 8(e) and 8(f) may be transferred to a transferee who acquires at least 20% of the Registrable Securities originally issued to such Purchaser, or to a partner, family member or affiliate of such Purchaser without restriction as to minimum transfer amount. The Company shall be given written notice by the holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to


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
which the rights under this Section 8 are being assigned. Such registration right shall not be otherwise transferable without the consent of the Company.

         (o) LIMITATION ON SALES AND EXERCISE OF REGISTRATION RIGHTS. Notwithstanding any of the terms and provisions of this Section 8, the Purchasers and their transferees hereby agree that, to the extent requested by the representatives of the underwriters in the Company's initial public offering, (i) they will not sell, transfer, assign, pledge or hypothecate any shares of the Company's stock (except for transfers to partners, family members or affiliates) or agree to take any of the above actions following the date of an effective registration statement for an initial public offering of the Company's shares (the "Commencement Date") and continuing for a period of up to 180 days thereafter without the consent of the representatives of the underwriters in the offering and (ii) they would agree to defer the earliest date on which a registration statement filed pursuant to Section 8(e) or 8(f) of this Agreement is permitted to become effective until 270 days following the Commencement Date, unless an earlier date is consented to by the representative of the underwriters in the offering; provided, however, that such limitations and restrictions shall be binding on the Purchasers and their transferees only if (a) similar restrictions are in place or agreed to by all of the Company's officers, directors and 5% or greater stockholders and by holders representing at least 80% of the shares of all series of preferred stock other than the Preferred Stock purchased pursuant to this Agreement and (b) with respect to the limitation of clause (ii) above, all of the Company's officers and directors and all holders of the Company's Series E Preferred Stock agree not to sell or transfer any shares of the Company's stock held on the Commencement Date until such time that the holders of the Preferred Shares are generally free to sell their shares pursuant to an effective registration statement or Rule 144 or any comparable exemption from the registration requirements of the Securities Act.

9.       MISCELLANEOUS.

         (a) ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, personal representatives, successors and assigns of the parties, except to the extent assignability is limited herein.

         (b) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York.

         (c) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (d) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         (e) NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid, addressed to the party as shown in the caption to this Agreement or on the appropriate Schedule attached hereto or at such other address as any party may designate by ten days' advance written notice to the other party.

         (f) FINDERS' FEES. Each Purchaser represents that it neither is, nor will be, obligated for any finders' fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchasers or any of its partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Purchasers from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         (g) RIGHTS OF PURCHASERS. Except as provided in another written document executed by such holder, each holder of Preferred Shares (or Common Stock issued upon conversion thereof) shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or ownership of any Preferred Shares, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such holder shall not incur any liability to any other holder or holders of Preferred Shares with respect to exercising or refraining from exercising any such right or rights.

         (h) AMENDMENT. Except as otherwise provided herein, this Agreement may be modified or amended only by a writing signed by the Company and by the holders of at least sixty-six


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
and two-thirds percent (66-2/3%) of the Preferred Stock outstanding.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            N2K INC.


                                            By:
                                               ---------------------------------
                                               Bruce Johnson, Secretary and
                                                        Vice President

                                            PURCHASERS:


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